As filed with the Securities and Exchange Commission on September 21, 2015
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Florida	59-3305930
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1000 Darden Center Drive
Orlando, Florida 32837
(Address of principal executive offices)(Zip code)

Darden Savings Plan
(Full title of the plan)

Anthony G. Morrow, Esq.
Corporate Secretary
Darden Restaurants, Inc.
1000 Darden Center Drive
Orlando, Florida 32837
(407) 245-5005
(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share or stock option	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, without par value(2)	150,000 shares	$69.18(3)	$10,377,000.00(3)	$1,206.00

(1)				The number of shares of common stock being registered is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)
Includes rights to purchase shares of Series A Junior Participating Preferred Stock, which rights are attached to and trade with the common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1993, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h)(1) under the Securities Act based on the average of the high and low sales prices of the registrant's Common Stock traded on the New York Stock Exchange as reported in the consolidated reporting system on September 16, 2015.

EXPLANATORY NOTE

Darden Restaurants, Inc. (the “Registrant”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register an additional 150,000 shares of its Common Stock, without par value (the “Additional Shares”), available for grant under the Darden Savings Plan.

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the Registrant’s following Registration Statements, except as otherwise updated or modified in this Registration Statement: Form S-8 filed with the SEC on April 27, 2005 (File Number 333-124363) and Form S-8 filed with the SEC on May 24, 1995 (File Number 333-92702).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. Exhibits.

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation as amended on May 26, 2005 (incorporated by reference to Exhibit 3(a) to our Annual Report on Form 10-K for the fiscal year ended May 29, 2005).
4.2	Form of Certificate of Amendment (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed November 13, 2014).
4.3	Articles of Amendment to the Articles of Incorporation, as amended on June 23, 2015 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed June 23, 2015).
4.4	Articles of Amendment to the Articles of Incorporation, as amended on September 18, 2015 (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form S-8 filed September 21, 2015).
4.5	Bylaws as amended effective November 11, 2014 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed November 13, 2014).
4.6
Rights Agreement dated as of June 23, 2015, between the Registrant and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed June 23, 2015).

5.1
Determination Letter from the Internal Revenue Service with respect to qualification of the Darden Savings Plan under Section 401 of the Internal Revenue Code of 1986, as amended (“Code”), and its status as an Employee Stock Ownership Plan under Code Section 4975(e)(7).

23.2	Consent of KPMG LLP.
24	Power of Attorney (included in the signature page to this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 21st day of September 2015.

DARDEN RESTAURANTS, INC.

By:	/s/ Eugene I. Lee, Jr.
Eugene I. Lee, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Eugene I. Lee, Jr., Jeffrey A. Davis and Anthony G. Morrow, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of Darden Restaurants, Inc. and any or all amendments (including post-effective amendments) thereto, relating to the Darden Savings Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as might or could be done in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute of substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the 21st day of September 2015.

Signature	Title
/s/ Eugene I. Lee, Jr.
Eugene I. Lee, Jr. /s/ Jeffrey A. Davis	President and Chief Executive Officer (principal executive officer)
Jeffrey A. Davis /s/ Margaret Shân Atkins	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)
Margaret Shân Atkins /s/ Jean M. Birch	Director
Jean M. Birch	Director

/s/ Bradley D. Blum
Bradley D. Blum /s/ James P. Fogarty	Director
James P. Fogarty /s/ Cynthia T. Jamison	Director
Cynthia T. Jamison /s/ William H. Lenehan	Director
William H. Lenehan /s/ Lionel L. Nowell, III	Director
Lionel L. Nowell, III /s/ William S. Simon	Director
William S. Simon /s/ Jeffrey C. Smith	Director
Jeffrey C. Smith /s/ Charles M. Sonsteby	Director and Chairman of the Board
Charles M. Sonsteby /s/ Alan N. Stillman	Director
Alan N. Stillman	Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation as amended on May 26, 2005 (incorporated by reference to Exhibit 3(a) to our Annual Report on Form 10-K for the fiscal year ended May 29, 2005).
4.2	Form of Certificate of Amendment (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed November 13, 2014).
4.3	Articles of Amendment to the Articles of Incorporation, as amended on June 23, 2015 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed June 23, 2015).
4.4	Articles of Amendment to the Articles of Incorporation, as amended on September 18, 2015 (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form S-8 filed September 21, 2015).
4.5	Bylaws as amended effective November 11, 2014 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K filed November 13, 2014).
4.6
Rights Agreement dated as of June 23, 2015, between the Registrant and Wells Fargo Bank, N.A., as Rights Agent (incorporated by reference to Exhibit 4.4 to our Current Report on Form 8-K filed June 23, 2015).

5.1
Determination Letter from the Internal Revenue Service with respect to qualification of the Darden Savings Plan under Section 401 of the Internal Revenue Code of 1986, as amended (“Code”), and its status as an Employee Stock Ownership Plan under Code Section 4975(e)(7).

23.2	Consent of KPMG LLP.
24	Power of Attorney (included in the signature page to this Registration Statement).